EXHIBIT 99.1
                                                                   ------------


                                              SALFORD CAPITAL PARTNERS
                                              P.O. BOX 3321
                                              ROAD TOWN
                                              TORTOLA, BV1

                                              EMERGENT TELECOM VENTURES SA
                                              84, RUE DU RHONE
                                              GENEVA 1207
                                              SWITZERLAND


Metromedia International Group, Inc.
8000 Tower Point Drive
Charlotte, NC 28227
USA                                           16th November 2006

Attn:    Mark S. Hauf
Chairman of the Board of Directors and Chief Executive Officer


PROPOSED ACQUISITION OF METROMEDIA INTERNATIONAL TELECOMMUNICATIONS, INC. ("MITI") (THE "TRANSACTION")

Dear Mark:

We refer to the letter of intent dated 28 September 2006 entered into between Istithmar PJSC, Salford Georgia and Emergent Telecom Ventures Limited (the "ORIGINAL BUYER CONSORTIUM GROUP MEMBERS") with Metromedia International Group, Inc. (the "LOI"), in connection with the proposed acquisition by the Original Buyer Consortium Group Members, through a special purpose entity, of the outstanding capital stock of MITI, as referenced in the LOI.

We further refer to our joint reaffirmation letter dated 28 October 2006 wherein we reaffirmed our intention to proceed with the Transaction on a 90 (Salford Georgia); 10 (Emergent Telecom Ventures SA) basis.

We are now writing to inform you that after careful analysis and for due consideration, it has been agreed by the current members of the buyer consortium group (comprising of Salford Georgia ("SALFORD") and Emergent Telecom Ventures SA ("ETV") (collectively the "BUYER CONSORTIUM GROUP") that ETV will withdraw and ETV hereby is therefore withdrawing from the Buyer Consortium Group. Accordingly, ETV hereby assigns its 10% equity stake in the Buyer Consortium Group to Salford, strictly in accordance with the terms of the LOI, which assignment Salford hereby accepts.

Salford further reaffirms its commitment to proceed with the Transaction, strictly in accordance with the terms of the LOI.


Yours sincerely,



_______________________________________________________
For and on behalf of Salford Capital Partners Inc.




_______________________________________________________
For and on behalf of Emergent Telecom Ventures SA